DAVID G. DRESLIN
7985 113TH STREET
SUITE 220
SEMINOLE, FLORIDA 33772
(727) 393-7439

January 23, 2013

To the Members of
the Board of Mascot Properties, Inc.

Dear Sirs:

This letter shall serve as notice that effective immediately, I hereby resign from my positions as Chief Executive Officer, President and member of the board of directors of Mascot Properties, Inc. (the "Company"), and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company. The resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Furthermore, pursuant to the Acquisition Agreement and Plan of Merger, dated January 22, 2013 by and among, Mascot Properties, Inc., Mascot Properties Acquisition Corp. and MamaMancini's Inc., I agree to voluntarily forgive any unpaid salary, bonuses or other forms of compensation in any form whatsoever, including any amounts that may be owed to me for accrued expenses, loans or for any other reason.

Sincerely,

/s/ David Dreslin
David Dreslin